                                         EXHIBIT 11
                                      PG&E CORPORATION
                          COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                 Three months ended    Six months ended
                                                         June 30,	          June 30,
						   --------------------  ------------------------
(in thousands, except per share amounts)           1997       1996       1997      1996
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
EARNINGS PER COMMON SHARE (EPS) AS SHOWN
  IN THE STATEMENT OF CONSOLIDATED INCOME

Net income for calculating EPS for
    Statement of Consolidated Income            $ 192,905  $ 103,502  $ 365,409  $ 355,928
                                                ========== ========== ========== ==========
Average common shares outstanding                 397,677    415,125    403,072    414,738
                                                ========== ========== ========== ==========
EPS as shown in the Statement of
    Consolidated Income                         $    0.49  $    0.25  $    0.91  $    0.86
                                                ========== ========== ========== ==========

PRIMARY EPS (1)

Net income for calculating primary EPS          $ 192,905  $ 103,502  $ 365,409  $ 355,928
                                                ========== ========== ========== ==========
Average common shares outstanding                 397,677    415,125    403,072    414,738
Add exercise of options, reduced by the
  number of shares that could have been
  purchased with the proceeds from
  such exercise (at average market price)             141          8        108         20
                                                ---------- ---------- ---------- ----------
Average common shares outstanding as
  adjusted                                        397,818    415,133    403,180    414,758
                                                ========== ========== ========== ==========
Primary EPS                                     $    0.49  $    0.25  $    0.91  $    0.86
                                                ========== ========== ========== ==========

FULLY DILUTED EPS (1)

Net income for calculating fully diluted EPS    $ 192,905  $ 103,502  $ 365,409  $ 355,928
                                                ========== ========== ========== ==========
Average common shares outstanding                 397,677    415,125    403,072    414,738
Add exercise of options, reduced by the
  number of shares that could have been
  purchased with the proceeds from such
  exercise (at the greater of average or
  ending market price)                                196          9        196         20
                                                ---------- ---------- ---------- ----------
Average common shares outstanding as
  adjusted                                        397,873    415,134    403,268    414,758
                                                ========== ========== ========== ==========
Fully diluted EPS                               $    0.49  $    0.25  $    0.91  $    0.86
                                                ========== ========== ========== ==========

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
(1)  This presentation is submitted in accordance with Item 601(b)(11) of Regulation S-K.
This presentation is not required by Accounting Principles Board Opinion No. 15, because it results in dilution of less than 3%.
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